Explanation of Responses:

(1)     This Form 4 is filed on behalf of Elizabeth H. Weatherman.  Ms. Weatherman is a Partner of Warburg Pincus & Co., a New York general partnership (“WP”), and a Member and Managing Director of Warburg Pincus LLC, New York limited liability company (“WP LLC”).  Prior to the Conversion (defined below) Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”), directly beneficially owns (i) 359,797 shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred”), of Talon Therapeutics, Inc., a Delaware corporation (the “Company”), (ii) 95,931 shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”), of the Company and (iii)  156,978 shares of Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred”), of the Company and Warburg Pincus X  Partners, L.P., a Delaware limited partnership, (“WPP X” and together with WP X, the “WP X Funds”) directly beneficially owned (i) 11,510 shares of Series A-1 Preferred, (ii) 3,069 shares of Series A-2 Preferred, and (iii) 5,022 shares of Series A-3 Preferred.  On July 16, 2013, the Series A-1 Preferred held by the WP X Funds was converted into 65,016,890  shares of common stock, par value $0.001 per share (the “Common Stock”), the Series A-2 Preferred held by the WP X Funds was converted into 37,775,503 shares of Common Stock and the Series A-3 Preferred Stock held by the WP X Funds was converted into 49,537,551 shares of Common Stock (such conversions are referred to herein as the “Conversion” and the converted shares of Common Stock, collectively with the Series A-1 Preferred, the Series A-2 Preferred and the Series A-3 Preferred, are referred to herein as the “Securities”).  Warburg Pincus X, L.P. is a Delaware limited partnership and the sole general partner of each of the WP X Funds (“WP X LP”).  Warburg Pincus X LLC is a Delaware limited liability company and the sole general partner of WP X LP (“WP X LLC”). Warburg Pincus Partners LLC is a New York limited liability company and the sole member of WP X LLC (“WPP LLC”).  WP is the managing member of WPP LLC.  WP LLC manages each of the WP X Funds.  Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and a Co-President and Managing Member of WP LLC, may be deemed to control the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP and WP LLC.

This Form 4 shall not be deemed an admission that the Reporting Person or any other person referred to herein, other than the WP X Funds, is a beneficial owner of any Securities or has the right to acquire Series A-3 Preferred for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose or that the Reporting Person or other person has an obligation to file this Form 4.

(2)     By reason of the provisions of Rule 16a-1 of the Exchange Act, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to be the beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the Securities that may be deemed to be beneficially owned by the other WP X Fund.  WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds.  Ms. Weatherman disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.

(3)      Each share of (i) Series A-1 Preferred converted into such number of shares of Common Stock, equal to the accreted value of such share of Series A-1 Preferred as of July 16, 2013, divided by a conversion price equal to $0.736, (ii) Series A-2 Preferred converted into such number of shares of Common Stock, equal to the accreted value of such share of Series A-2 Preferred as of July 16, 2013, divided by a conversion price equal to $0.30, and (iii) Series A-3 Preferred converted into such number of shares of Common Stock, equal to the accreted value of such share of Series A-3 Preferred as of July 16, 2013, divided by a conversion price equal to $0.35.  Unless converted or redeemed, the Series A-1 Preferred, Series A-2 Preferred and Series A-3 Preferred do not expire.

(4)      Pursuant to the Securities Purchase Agreement, dated as of July 16, 2013 (the “Securities Purchase Agreement”), by and among WP X, WPP X, Spectrum Pharmaceuticals, Inc., Eagle Acquisition Merger Sub, Inc. and the other parties listed therein, WP X and WPP X sold in the aggregate 152,329,944 shares of Common Stock to Eagle Acquisition Merger Sub, Inc for an aggregate purchase price of $8,544,815 (representing a per-Common Share price of approximately $0.06) and certain contingent value rights representing the right to receive a pro rata portion of contingent cash payments upon the achievement of certain milestones.

(5)       WP X and WPP X ceased to have the contractual right to acquire up to 420,000 additional shares of Series A-3 Preferred for $100 per share pursuant to the terms of Investment Agreement, dated as of January 9, 2012 (the “Investment Agreement”), by and among WP X, WPPX and the Company as a result of the termination of the Investment Agreement on July 16, 2013.  By reason of the provisions of Rule 16a-1 of the Exchange Act, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to be the beneficial owners of an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund.  WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy and Ms. Weatherman may be deemed to have an indirect pecuniary interest in an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds.  Ms. Weatherman disclaims beneficial ownership of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.